EXHIBIT (8)(e)(1)
AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT (DAVIS)

ADDENDUM No. 3
TO
PARTICIPATION AGREEMENT
ADDENDUM No. 3 dated as of October 5, 2001, to the PARTICIPATION AGREEMENT (the “PARTICIPATION AGREEMENT”) among DAVIS VARIABLE ACCOUNT FUND, INC., DAVIS DISTRIBUTORS, LLC. and MERRILL LYNCH LIFE INSURANCE COMPANY dated April 3, 2000.
In addition to the Contracts already listed on Schedule B, the following Contracts are added:
Merrill Lynch Retirement Optimizers SM, a flexible premium variable annuity
All other terms of the PARTICIPATION AGREEMENT remain unchanged.
IN WITNESS WHEREOF, the parties have duly executed and sealed this ADDENDUM No. 3, all as of the date first written above.

MERRILL LYNCH LIFE INSURANCE COMPANY (“Insurance Company”) By its authorized officer,
By:	/s/ Barry G. Skolnick
Title: Senior Vice President and General Counsel
Date: 09-04-01

DAVIS VARIABLE ACCOUNT FUND (“Company”) By its authorized officer,
By:	[ILLEGIBLE]
Title: Vice President
Date: 08-30-01

DAVIS DISTRIBUTORS, LLC (“Davis Distributors”) By its authorized officer,
By:	[ILLEGIBLE]
Title: Vice President
Date: 08-30-01